CONFORMED COPY

                                   NEWCO, INC.

                          12% Senior Subordinated Note
                               due March 13, 2005

   No. R-3
   $3,125,000                                                  March 13, 1997


        NEWCO, INC., a Wisconsin corporation (the "Operating Company"), for value received, hereby promises to pay to MASSMUTUAL CORPORATE INVESTORS, or registered assigns, the principal amount of THREE MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($3,125,000) on March 13, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 12% per annum from the date hereof, payable semi-annually on the 13th day of March and September of each year after the date hereof, commencing on September 13, 1997, until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the Default Rate (as defined below) until paid, payable semi- annually as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the premium specified in the Securities Purchase Agreements hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable by the Operating Company as interest and premium on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreements hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the scheduled date of payment therefor, without giving effect to any applicable grace period and notwithstanding that such payment may be prohibited under the terms of subordination applicable hereto set forth below. As used herein, the "Default Rate" applicable to any overdue amount shall mean the higher of (a) 14% per annum and (b) the sum of (i) the per annum rate of interest reported by The Wall Street Journal as the "prime" rate on the Business Day immediately preceding the scheduled date of payment for such amount plus (ii) 200 basis points.

        This Note is one of the Operating Company's 12% Senior Subordinated Notes due March 13, 2005, limited to $12,500,000 aggregate principal amount, issued pursuant to those certain Securities Purchase Agreements dated March 13, 1997 (such agreements, as amended, modified and supplemented from time to time, the "Securities Purchase Agreements") among Swing-N-Slide Corp., the Operating Company and the institutional investors named therein and their respective successors and assigns. The holder hereof is entitled to the benefits of the Securities Purchase Agreements and the other Operative Documents referred to in the Securities Purchase Agreements, including, without limitation, the Note Guarantees, and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereof and thereof, all in accordance with the terms hereof and thereof. This Note is subject to prepayment as specified in the Securities Purchase Agreements. Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.

   1. Subordination of Senior Subordinated Notes. Payments on this Note, and the rights of the holder hereof and of all guarantees with respect hereto, are subordinate, to the extent specified in this section 1, to Superior Indebtedness (as defined below).

             1.1. Certain Definitions. As used in this section 1, the following terms have the following respective meanings:

            "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

            "Blockage Period" shall have the meaning specified in section
   1.4.

            "Covenant Default" shall have the meaning specified in section
   1.4.

            "Liquidation Payment" shall have the meaning specified in section
   1.3.

            "Operative Documents" shall mean the Securities Purchase Agreements, together with all agreements, documents and instruments executed in connection therewith.

            "Payment Default" shall have the meaning specified in section
   1.4.

            "Permissible Securities" shall mean (a) any debt securities the payment of which is subordinated, at least to the extent provided in this section 1 with respect to the Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and all securities issued in exchange therefor and (b) any Shares of the Operating Company.

            "Senior Subordinated Notes" shall mean the Operating Company's 12% Senior Subordinated Notes due March 13, 2005 (together with any notes issued in exchange therefor or replacement thereof).

            "Subordinated Indebtedness" shall mean the principal amount of the Indebtedness evidenced by the Senior Subordinated Notes, together with any interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding) and premium, if any, and any other amount (including any fee, expense or indemnification payment) due thereon or payable with respect thereto.

            "Subordination Notice" shall have the meaning specified in section 1.4.

            "Superior Indebtedness" shall mean the principal amount of, interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding) and premium (if any) or other amount (including any fee, expense or indemnification payment) due in respect of the Funded Debt and/or Current Debt and letters of credit and interest rate protection agreements under the Fleet Bank Agreement (or any extensions, renewals, refinancings or refundings thereof or of any Refinancing Debt thereof permitted under section 14.5(a)(viii) of the Securities Purchase Agreements) and all guarantees with respect thereto, provided that the aggregate outstanding principal amount thereof, including, without limitation, all amounts due (contingently or otherwise) in respect of reimbursement obligations under letters of credit, interest rate protection agreements or similar instruments (and all related reimbursement agreements), that shall constitute Superior Indebtedness, shall not exceed the greater of (a) $75,000,000, minus the aggregate amount of all principal payments made thereon from time to time (other than any principal payment made under the revolving credit facility established thereunder which may be reborrowed under such facility), or
   (b) four times Consolidated EBITDA for the most recently completed four consecutive fiscal quarters of the Operating Company; provided, further, that in no event shall Superior Indebtedness include any amount due in respect of (A) the Senior Subordinated Notes, (B) any Indebtedness which is expressly made equal or subordinate in right of payment to the Senior Subordinated Notes or (C) any Indebtedness for goods, materials or services purchased in the ordinary course of business.

             1.2. Subordinated Indebtedness Subordinated to Superior Indebtedness; No Amendments.

            (a) The Operating Company for itself and its successors and assigns, covenants and agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in the Operative Documents, that the payment of the Subordinated Indebtedness shall be subordinated to the extent and in the manner set forth in this section 1, to the prior payment in full in cash or cash equivalents of all Superior Indebtedness, and that each holder of Superior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Superior Indebtedness in reliance upon the provisions contained in this section 1. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce the subordination of the Subordinated Indebtedness effected pursuant to this section 1 by any act or failure to act on the part of the Operating Company.

            (b) Neither this section 1 nor any of the terms of the Subordinated Indebtedness relating to the timing or amount of any payment (or prepayment) due thereon, shall be amended without the written consent of the holder or holders of not less than 66-2/3% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

            (c) Unless and until the Superior Indebtedness has been paid in full in cash or cash equivalents, the Operating Company shall not grant to the holders of the Subordinated Indebtedness any Lien in or on any of the assets of the Operating Company to secure the Subordinated Indebtedness without the written consent of the holder or holders of not less than 66-2/3% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

             1.3. Dissolution, Liquidation, Reorganization, etc. Upon any payment or distribution of the assets of the Operating Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Operating Company or its securities, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Operating Company, or otherwise (hereinafter a "Liquidation Payment"), then and in any such event:

            (a) the holders of the Superior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in cash or cash equivalents in a manner reasonably satisfactory to the holders of Superior Indebtedness) of all amounts due or to become due on or in respect of all Superior Indebtedness, before any Liquidation Payment, whether in cash, property or securities (other than Permissible Securities), is made on account of or applied to the Subordinated Indebtedness;

            (b) the Subordinated Indebtedness shall forthwith become due and payable, and any Liquidation Payment, whether in cash, property or securities (other than Permissible Securities), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this section 1, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such Liquidation Payment, directly to the holders of the Superior Indebtedness, or their agent, representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full in cash or cash equivalents after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness;

            (c) each holder of the Subordinated Indebtedness at the time outstanding hereby irrevocably authorizes and empowers each holder of the Superior Indebtedness or such holder's agent or representative to collect and receive such holder's ratable share of any Liquidation Payment and to receipt therefor, and, if any holder of Subordinated Indebtedness fails to file a claim therefor at least ten (10) calendar days prior to the date established by rule of law or order of court for such filing, to file and prove (but not to vote) such claim therefor; and

            (d) the holders of the Subordinated Indebtedness shall execute and deliver to the holders of the Superior Indebtedness or their agent, representative or representatives all such further instruments confirming the above authorization and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action, as may be reasonably requested by the holders of the Superior Indebtedness or such representative or representatives, to enforce such claims and to carry out the purposes of this section 1.

            Upon any payment or distribution of assets referred to in this section 1, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the custodian, liquidating trustee, agent or other Person making any such payment or distribution to such holders, for the purpose of ascertaining the Persons entitled to participate therein, the holders of the Superior Indebtedness, the then outstanding principal amount of the Superior Indebtedness and any and all amounts payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 1.

             1.4. No Payments With Respect to Subordinated Indebtedness in Certain Circumstances.

            (a) The Operating Company will not, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness will accept or receive any payment or distribution (in cash, property or securities (other than Permissible Securities) by set-off or otherwise), direct or indirect, of or on account of the Subordinated Indebtedness if, at the time of such payment or distribution or immediately after giving effect thereto:

                  (i) a default in the payment when due (whether at maturity or at a date fixed for prepayment or by declaration or otherwise) of all or any portion of the principal of or premium, if any, or interest on or other amount due in respect of any Superior Indebtedness shall have occurred (a "Payment Default") and such Payment Default shall not have been cured by the Operating Company or waived by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default shall have occurred; or

                  (ii) all of the following conditions specified in this
             section 1.4(a)(ii) shall be satisfied:

                       (A) a default other than a Payment Default shall have occurred with respect to any Superior Indebtedness which permits the holder or holders thereof at that time to immediately accelerate the maturity thereof (a "Covenant Default");

                       (B) the Operating Company and the holder or holders of Subordinated Indebtedness shall have received written notice (each a "Subordination Notice") of such Covenant Default from the requisite holder or holders of the Superior Indebtedness, or their representative or representatives (which notice shall state that it is a "Subordination Notice" and shall make explicit reference to the provisions of this section 1.4(a)(ii));

                       (C) such Covenant Default shall not have been cured by the Operating Company or waived in writing by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred; and

                       (D) less than 180 days shall have elapsed after the date of receipt by the Operating Company and the holders of the Subordinated Indebtedness of such Subordination Notice (any period during which the restrictions imposed by this section 1.4(a)(ii) are in effect being hereinafter referred to as a "Blockage Period");

             provided, however, that, for the purpose of this section 1.4(a)(ii), (x) only one Blockage Period may be commenced during any period of 360 consecutive days, (y) not more than four Blockage Periods may be commenced, and (z) no facts or circumstances known to the holders of Superior Indebtedness giving any Subordination Notice on the date any Subordination Notice is given may be used or shall be effective as a basis for any subsequent Subordination Notice.

             (b) The restrictions imposed by section 1.4(a) shall cease to apply and the Operating Company shall resume payments in respect of the Subordinated Indebtedness (including any payments which shall not have been made on account of the provisions of this section 1, but excluding any payments which may have become due solely on account of any acceleration of the maturity of the Subordinated Indebtedness or any judgment with respect thereto) upon the earliest to occur of
        (i) the cure of the Payment Default or Covenant Default by the Operating Company, (ii) the written waiver thereof by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default or Covenant Default shall have occurred,
        (iii) the expiration of the applicable Blockage Period or (iv) the termination of such Blockage Period by such requisite holder or holders of such Superior Indebtedness.

             (c) In the event of an acceleration of the maturity of the principal of any Superior Indebtedness in accordance with the terms thereof (which acceleration has not been rescinded or annulled), such Superior Indebtedness shall first be paid in full in cash or cash equivalents (or provision for such payment in cash or cash equivalents shall be made in a manner reasonably satisfactory to the holder or holders of such Superior Indebtedness) before any payment or distribution (in cash, properties or securities (other than Permissible Securities), by set-off or otherwise) is made on account of or applied on the Subordinated Indebtedness.

             (d) Nothing herein shall affect or impair the right of any holder of any Senior Subordinated Notes to apply any amount payable in respect thereof to the payment of any amount due upon the exercise of any Warrants at any time.

         1.5. Payments and Distributions Received. If any payment or distribution of any kind or character, whether in cash, property or securities (other than Permissible Securities), shall be received by any holder of any of the Subordinated Indebtedness in contravention of this section 1, such payment or distribution shall be held in trust for the benefit of, and shall, upon demand by the requisite holder or holders of the Superior Indebtedness, be paid over or delivered and transferred to, the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amount remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness; provided that such demand by the holders of Superior Indebtedness shall be made no later than 90 days following receipt of the applicable payment or distribution by such holder of Subordinated Indebtedness. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment or distribution, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

         1.6. Subrogation. Subject to the payment in full of all Superior Indebtedness in cash or cash equivalents, in case cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this section 1 to the payment of Superior Indebtedness, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Superior Indebtedness to receive any further payment or distribution in respect of or applicable to the Superior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Superior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this section 1 shall, and no payment over pursuant to the provisions of this section 1 to the holders of Superior Indebtedness by the holders of the Subordinated Indebtedness shall as between the Operating Company, its creditors other than the holders of Superior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by the Operating Company to or on account of Superior Indebtedness.

         1.7. Notice. In the event that (a) any Superior Indebtedness or Subordinated Indebtedness shall be transferred and/or shall become due and payable before the expressed maturity thereof as the result of the occurrence of a default or any event of default or (b) any term or provision of any agreement, document or instrument related to the Superior Indebtedness or Subordinated Indebtedness shall be amended, modified or supplemented, or compliance therewith waived, the Operating Company will give immediate written notice in writing of such event to each holder of Subordinated Indebtedness and Superior Indebtedness (together with copies of all related agreements, documents and instruments). Each notice of any transfer of any Superior Indebtedness or Subordinated Indebtedness shall include the name and address of the applicable transferee for purposes of this section 1. The holder or holders of Superior Indebtedness shall be obligated to give a Subordination Notice (as defined in section 1.4) to a holder of Subordinated Indebtedness other than the initial holders thereof only if the holder or holders of Superior Indebtedness shall have been furnished written notice of such other holder's address for purposes of this section 1.

         1.8. Subordination Not Affected, etc. The terms of this section 1, the subordination effected hereby and the rights created hereby of the holders of the Superior Indebtedness shall not be affected by (a) any amendment or modification of or supplement to any Superior Indebtedness (or any renewal, extension, refinancing or refunding thereof) or any agreement, document or instrument relating thereto to the extent permitted by section 14.16(d) of the Securities Purchase Agreements, (b) any exercise or non-exercise of any right, power or remedy under or in respect of any Superior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto or
   (c) any waiver, consent, release, indulgence, delay or other action, inaction or omission, in respect of any Superior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

         1.9. Obligations Unimpaired. The provisions of this section 1 are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and (a) subject to the rights, if any, under this section 1 of the holders of Superior Indebtedness, nothing in this section 1 shall (i) impair as between the Operating Company and the holder of any Subordinated Indebtedness the obligation of the Operating Company, which is unconditional and absolute, to pay to the holder thereof all amounts due thereon in accordance with the terms thereof or (ii) except as otherwise provided in section 1.11, prevent the holder of any Subordinated Indebtedness from exercising all remedies available to such holder, whether arising under the Operative Documents, applicable law or otherwise, and (b) no Person is entitled to any third party beneficiary rights or other similar rights on account of or under this section 1 other than the holders of the Superior Indebtedness. The failure to make any payment due in respect of the Subordinated Indebtedness or to comply with any of the terms and conditions of any of the agreements, documents and instruments related to the Subordinated Indebtedness by reason of any provision of this section 1 shall not be construed as preventing the occurrence of any Default or Event of Default with respect to the Subordinated Indebtedness.

         1.10. Holders of Subordinated Indebtedness Entitled to Assume Payments Not Prohibited in Absence of Notice. No holder of Subordinated Indebtedness shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof (given as provided in the Securities Purchase Agreements) from the Operating Company or from any holder of Superior Indebtedness or any agent or representative thereof. Prior to the receipt of any such notice, each holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Superior Indebtedness under this section 1 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this section 1. Each payment on the Subordinated Indebtedness by the Operating Company shall be deemed to constitute a representation of the Operating Company that such payment is permitted to be paid by the Operating Company under this section 1.

        Each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Superior Indebtedness or to be the agent or representative of any holder of Superior Indebtedness to establish that such notice has been given by any such Person. In the event that such holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any such Person to participate in any payment or distribution pursuant to this section 1, such holder of Subordinated Indebtedness may request such Person to furnish evidence to the reasonable satisfaction of such holder of Subordinated Indebtedness as to any fact pertinent to the rights of such Person under this section 1, and if such evidence is not furnished, such holder of Subordinated Indebtedness may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         1.11. Limitation on Right of Action. Notwithstanding anything to the contrary contained in the Operative Documents, the holders of the Subordinated Indebtedness agree that, if any Superior Indebtedness is outstanding, the holders of the Subordinated Indebtedness will not take any enforcement action with respect to the Subordinated Indebtedness (including the acceleration of the Subordinated Indebtedness), unless and until the first to occur of:

             (a) the holder or holders of any Superior Indebtedness shall have accelerated the Superior Indebtedness or shall have taken any other formal enforcement action with respect thereto;

             (b) a proceeding under the Bankruptcy Code or any similar state statute or law (including any law providing for the appointment of a receiver or other similar official) shall have been commenced by or against the Operating Company or any of its Subsidiaries by Persons other than the holders of the Subordinated Indebtedness; or

             (c) any Event of Default under the Operative Documents shall have occurred and shall have continued for a period of 180 days.

        1.12. Additional Prohibitions on Certain Principal Payments Due on the Notes. The holders of the Superior Indebtedness may prohibit the Operating Company from making any or all of the scheduled prepayments of the principal of (but not interest on) the Senior Subordinated Notes which are due pursuant to section 9.1 of the Securities Purchase Agreements on September 13, 2002, March 13, 2003 and September 13, 2003 (the "Specified Prepayments"), if at the time of such prepayment, or immediately after giving effect thereto, any Payment Default or Covenant Default shall exist. To impose such prohibition with respect to any Specified Prepayment, the holders of the Superior Indebtedness (or their representative or representatives) must give written notice to such effect to the Operating Company and the holder or holders of Subordinated Indebtedness not later than the scheduled date upon which such Specified Prepayment is to be made under section 9.1 of the Securities Purchase Agreements. Each Specified Prepayment which is blocked pursuant to this section 1.12 shall be paid by the Operating Company not later than March 13, 2004 (unless such payment is then prohibited under the other terms of this section 1). So long as any Specified Prepayment is blocked pursuant to this section 1.12, the Senior Subordinated Notes shall bear interest at 14% per annum.

        1.13. Limitation on Actions by Holders of Superior Indebtedness. Notwithstanding anything to the contrary contained herein, so long as the Seller Note is outstanding, the holders of the Superior Indebtedness shall not be entitled to enforce the terms of this section 1 or to enforce the subordination of the Subordinated Indebtedness unless the holders of the Superior Indebtedness are concurrently enforcing the subordination of the Seller Note.

    2.  General.

        2.1. Registered Notes, etc. This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Operating Company as provided in the Securities Purchase Agreements. The Operating Company may treat the Person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreements as the owner hereof for all purposes, and the Operating Company shall not be affected by any notice to the contrary.


        2.2. Events of Default. In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreements.

        2.3. Certain Waivers. The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

        2.4. Governing Law. This Note shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.


            [The remainder of this page is left blank intentionally.]


        IN WITNESS WHEREOF, the Operating Company has executed this Note as an instrument under seal as of the date first above written.

                                     NEWCO, INC.



                                     By:  /s/ Richard E. Ruegger
   Vice President - Finance

                               FORM OF ASSIGNMENT

                    [To be signed only upon transfer of Note]

        For value received, the undersigned hereby sells, assigns and transfers unto __________________________________________________ the within Note, and appoints ________________________ Attorney to transfer such Note on the books of NEWCO, INC. with full power of substitution in the premises.

   Date:  _______________, ____.



   ...................................................................
   (Signature must conform in all respects to name of holder as specified on the face of the Note)


   Signed in the presence of



   ........................................